SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, N.Y. 10022-9998







                                                              December 11, 1997


Safety Components International, Inc.
2160 North Central Road
Fort Lee, NJ 07024

 Ladies and Gentlemen:

     On the date hereof, Safety Components International, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-1, relating to 400,801 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company of which 325,801 are currently outstanding and 75,000 are issuable under certain stock options (the "Options") granted pursuant to the Company's 1994 Stock Option Plan, as amended (the "Plan"). Such Registration Statement, as it may be amended from time to time, including any documents incorporated by reference therein and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations (the "Rules and Regulations") of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and information deemed to be a part of the Registration Statement as of the date and time as of which it was declared effective under the Securities Act pursuant to paragraph (b) of Rule 430A of the Rules and Regulations, is hereafter referred to as the "Registration Statement." The Shares are being offered for sale by the selling stockholders named in the Registration Statement. This opinion is an exhibit to the Registration Statement.

     We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and shareholders, the Plan, various stock option agreements (the "Option Agreements") pursuant to which the Options were granted, the Registration Rights Agreement, dated as of May 22, 1997, among the Company, Robert A. Zummo, Francis X. Suozzi and the Valentec International Corporation Employee Stock Ownership Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that the Plan, the Option Agreements and all applicable laws, rules and regulations in effect at the time of such issuance are the same as the Plan, the Option Agreements and such laws, rules and regulations in effect as of the date hereof. We note that certain of the Options have not yet fully vested and we have assumed, for purposes of this opinion, the full vesting of any Options with respect to Shares to be issued in the future.

     We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Delaware. To the extent that the opinions expressed herein involve the law of the State of Delaware, such opinions are based solely upon our reading of the Delaware General Corporation Law as reported by Prentice-Hall Legal and Financial Services.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

               1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 10,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.10 per share.

               2. The Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), are, or when issued and paid for in accordance with the terms of the Option Agreements will be, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.



                                        Very truly yours,

                                /S/  SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
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                                     SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP